Page 24
Exhibit 10(iii)A(3)(e)




                                 AMENDMENT NO. 2
                                     TO THE
                 SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVES OF
                        NATIONAL SERVICE INDUSTRIES, INC.

     THIS AMENDMENT made as of this _____ day of _______________, 1996, by National Service Industries, Inc. ("NSI");

                              W I T N E S S E T H:

     WHEREAS, NSI has previously established the Supplemental Retirement Plan for Executives of National Service Industries, Inc. (the "Plan") for the exclusive benefit of its eligible employees and their beneficiaries; and

     WHEREAS, effective as of August 31, 1996, NSI will reorganize its operations into several newly-formed corporations and limited partnerships; and

     WHEREAS,   NSI   desires  to  amend  the  Plan  in   connection   with  the
reorganization; and

     WHEREAS, pursuant to the power of amendment contained in Section 11.1 of the Plan, the Plan is hereby amended as follows:

                                       1.

     Section 1.1(o) of the Plan is hereby amended by deleting such section in its entirety and substituting the following:

          "1.1(o) Company: Company shall mean National Service Industries, Inc. (or its successor or successors). Affiliated or related employers are permitted to adopt the Plan and shall be known as "Adopting Employers." To the extent required by certain provisions (e.g., determining Average Monthly Compensation, Credited Service and Service Date), references to the Company shall include the Adopting Employer of the Participant. Adopting Employers are listed on Schedule 1."

                                       2.

     Section 1.1(w) of the Plan is hereby amended by deleting such section in its entirety and substituting the following:

          "(w) Executive: Any person who, on or after the Effective Date, is classified as an executive officer of the Company covered by a bonus arrangement and who is receiving remuneration for personal services rendered to the Company (or would be receiving such remuneration except for an Authorized Leave of Absence), and any other officer of the Company (or an Adopting Employer) designated by the Chief Executive Officer of the

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                                                          Exhibit 10(iii)A(3)(e)



     Company as eligible to participate in the Plan and who is listed on an Appendix attached hereto."

                                       3.

     Section 5.1 of the Plan is hereby amended by deleting such section in its entirety and substituting the following:

          "5.1 Payment of Costs and Expenses: All costs of providing the benefits under the Plan and the expenses thereof, including the cost of the Committee and the Administrator and any Actuary, shall be paid from the general assets of the Company (or with respect to Participants employed by an Adopting Employer, from the general assets of such Adopting Employer)."

                                       4.

     Article X of the Plan is hereby amended by deleting such article in its entirety and substituting the following:

                                   "Article X
                                      Trust

     "The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the employer which principally employs the Participant (the "Obligated Employer"), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer.

          Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust."


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Exhibit 10(iii)A(3)(e)

                                      5.

     Article  XII of the Plan is hereby  amended  by adding  the  following  new section 12.8:

          "12.8 Guarantee of Performance: In consideration of each Participant's performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to perform all of the obligations and responsibilities and pay any benefits due and owing to a Participant under the Plan if the Obligated Employer (as defined in Article X) designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so."

                                       6.

     The Plan is hereby amended by incorporating the following as Schedule 1:

                                   "Schedule 1
                               Adopting Employers

         North Bros, Inc.
         National Service Industries, Inc. of Georgia
         NSI Enterprises, Inc.
         Zep Manufacturing Company
         NSI Services, L.P."

                                       7.

         This Amendment shall be effective August 31, 1996.

                                       8.

     Except as provided herein, the provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, NSI has caused this Amendment No. 2 to be executed by its duly authorized corporate officer and is hereby accepted the same as of the date and year first written above.


ATTEST:                                     NATIONAL SERVICE INDUSTRIES, INC.



By: _____________________________   By: _________________________________